Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces Second Quarter Results
- Recurring FFO per Share Increases 9.5% for the Quarter and 7.0% Year to Date -
- Total Portfolio Leased Occupancy Rises to 95.8%, Up 140 Basis Points Over One Year Ago -

OAK BROOK, IL (August 7, 2014) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets within the Central United States, today announced financial and operational results for the three and six months ended June 30, 2014.

Second Quarter Highlights

•
Reported Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) per weighted average common share (basic and diluted) of $0.23 for the three months ended June 30, 2014, representing an increase of 9.5% over the second quarter of 2013.

•
Reported Recurring FFO per weighted average common share (basic and diluted) of $0.46 for the six months ended June 30, 2014, representing an increase of 7.0%, compared to the first six months of 2013.

•	Total portfolio leased occupancy was 95.8% and financial occupancy was 94.3% at June 30, 2014, representing increases of 140 basis points and 250 basis points, respectively, over one year ago.

•
Same-store net operating income (NOI) for the consolidated portfolio excluding lease termination income increased 0.3% for the quarter and 1.1% for the first six months of 2014, over the comparable periods in 2013. Company continues to expect an increase in consolidated same store NOI for full year 2014 to range from 2% to 4%.

•	For the quarter, average base rent for new and renewal leases signed in the total portfolio increased by 14.8% and 10.8%, respectively, over expiring average rents.

•
Company’s joint venture with PGGM acquired Newport Pavilion Phase I located in the Cincinnati MSA for $43.3 million, subject to future earnout payments; Company sold four non-core properties for a total sale price of $42.1 million, recording a net gain on sale of $10.0 million.

•
Entered into amended and restated unsecured credit facilities totaling $475 million with an expanded lending group, increase in total capacity, extended terms, and improved pricing, subsequent to the close of the quarter.

“The acceleration we are experiencing in recurring FFO per share is a direct result of proactive leasing and property management strategies we have been executing, which produced substantial year-over-year gains in occupancy and double-digit increases in average base rent spreads for new and renewal leases,” said Mark Zalatoris, president and chief executive officer of Inland Real Estate Corporation. “At this mid-year point, we are on track to meet the annual goals we have set for portfolio performance. We continue to improve the tenant and geographic diversification of our platform by recycling proceeds from non-core dispositions into acquisitions of premier retail properties, and expect to capture additional benefit from our leasing and asset repositioning initiatives in future quarters. With regard to our balance sheet objectives, we further improved our access to and lowered our cost of capital with the recast and expansion of our unsecured credit facilities.”

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Financial Results for the Quarter
FFO attributable to common stockholders was $22.9 million for the quarter ended June 30, 2014, compared to $25.9 million for the second quarter of 2013. On a per share basis, FFO was $0.23 (basic and diluted) for the second quarter of 2014, compared to $0.28 (basic and diluted) for the same period of 2013.

Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) was $22.9 million for the second quarter of 2014, compared to $19.5 million for the prior year quarter. On a per share basis, Recurring FFO was $0.23 (basic and diluted) for the three months ended June 30, 2014, compared to $0.21 for the three months ended June 30, 2013. Recurring FFO per share rose 9.5% year over year primarily due to higher property net operating income from the consolidated portfolio and lower income tax expense, partially offset by higher interest and general and administrative expenses.

Net income attributable to common stockholders for the three months ended June 30, 2014 was $10.4 million, compared to $101.7 million for the second quarter of 2013. On a per common share basis, net income attributable to common stockholders (basic and diluted) was $0.10 for the second quarter of 2014, compared to $1.10 (basic) and $1.09 (diluted) for the prior year quarter. Net income decreased year over year primarily due to substantially lower gains from the change in control of investment properties related to the 2013 consolidation of NYSTRS joint venture assets and from the settlement of receivables, as well as lower lease termination income from discontinued operations. The decrease in net income was partially offset by higher gains on sale of investment properties recorded during the second quarter of 2014.

Financial Results for the Six Months Ended June 30, 2014
For the six months ended June 30, 2014, FFO attributable to common stockholders was $46.0 million, compared to
$45.1 million for the same period in 2013. On a per share basis, FFO for the first six months of 2014 was $0.46 (basic and diluted), compared to $0.50 (basic) and $0.49 (diluted) for the six months ended June 30, 2013.

Recurring FFO was $46.0 million for the six months ended June 30, 2014, compared to $39.3 million for the prior year period. On a per share basis, Recurring FFO was $0.46 (basic and diluted) for the first six months of 2014, compared to $0.43 (basic and diluted) for the same period of 2013. Recurring FFO per share for the six-month period increased 7.0% year over year due to the same items impacting the three-month period.

Net income attributable to common stockholders for the six months ended June 30, 2014, was $23.6 million, compared to $106.4 million for the same period in 2013. On a per share basis, net income attributable to common stockholder was $0.24 (basic and diluted), compared to $1.17 (basic) and $1.16 (diluted) for the same period of 2013. Net income for the period decreased year over year due to the same items that impacted net income for the quarter.

Reconciliations of FFO and Recurring FFO to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and Recurring FFO per share to net income attributable to common stockholders per share, are provided at the end of this news release.

Portfolio Performance
For the quarter, total portfolio same-store NOI was $26.8 million and consolidated same-store NOI was $20.7 million, representing increases of 0.5% and 0.3%, respectively, over the comparable period in 2013. For the six months ended June 30, 2014, total portfolio same-store NOI was $53.5 million and consolidated same-store NOI was $41.3 million, representing increases of 1.8% and 1.1%, respectively, over the comparable prior year period. Same-store NOI for the total and consolidated portfolios was in line with Company expectations, as income from certain new leases is expected to be recorded in the second half of the year. The Company's guidance for 2014 incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 4%.

Same-store financial occupancy was 94.4% for the total portfolio and 93.2% for the consolidated portfolio as of June 30, 2014, representing increases of 220 basis points and 260 basis points, respectively, over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and six-month periods during each year. A total of 81 of the Company's investment properties within the consolidated portfolio and 105 properties within the total portfolio satisfied this criterion during these periods and are referred to as "same-store" properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

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A reconciliation of consolidated same-store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter, the Company signed 76 leases within the total portfolio aggregating 529,157 square feet of gross leasable area (GLA). Total leases executed included:

•	Fifty-three renewal leases comprising 421,541 square feet, with an average rental rate of $12.11 per square foot, representing an increase of 10.8% over the average expiring rent;

•	Ten new leases comprising 70,137 square feet, with an average rental rate of $13.35 per square foot, representing an increase of 14.8% over the expiring rent; and

•
Thirteen non-comparable leases comprising 37,479 square feet, with an average rental rate of $16.54 per square foot. The company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 63 new and renewal leases executed during the quarter had an average rental rate of $12.28 per square foot, representing an increase of 11.4% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

For the total portfolio as of June 30, 2014, leased occupancy was 95.8% and financial occupancy was 94.3%, representing gains of 140 basis points and 250 basis points, respectively, over one year ago. Leased occupancy is defined as the percentage of total gross leasable area for which there is a signed lease regardless of whether the tenant is currently obligated to pay rent under their lease agreement. Financial occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported Recurring EBITDA (earnings before interest, taxes, depreciation and amortization), which is EBITDA adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, of $36.0 million for the three months ended June 30, 2014, compared to $34.6 million for the second quarter of 2013. Recurring EBITDA for the six months ended June 30, 2014, was $72.7 million, compared to $68.1 million for the same period in 2013.

Definitions and reconciliations of EBITDA and Recurring EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

Recurring EBITDA coverage of interest expense was 3.3 times for the quarter ended June 30, 2014, compared to 3.1 times for the second quarter of 2013. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company's operating performance since expenses that may not be indicative of operating performance are excluded.

After the close of the quarter, the Company closed amended and restated unsecured credit facilities totaling $475 million with an expanded lending group that now includes eight banks. The amended agreement provides an increase of $115 million in total capacity; reduces applicable interest rate spreads and the capitalization rate used to determine asset value for purposes of covenant compliance under these facilities; and extends the term of the $275 million revolving credit facility and $200 million term loan to 2018 and 2019, respectively, with an option to further extend the revolver by 12 months, among other things.

As of June 30, 2014, the Company had an equity market capitalization (common shares) of $1.1 billion, outstanding preferred stock of $110.0 million (at face value), and total debt outstanding of $1.1 billion (including the pro-rata share of debt in unconsolidated joint ventures and full face value of outstanding 5.0% convertible senior notes, due 2029) for a total market capitalization of approximately $2.2 billion. The Company's debt-to-total market capitalization was 47.2% as of June 30, 2014. Approximately 60.2% of total debt bears interest at fixed rates. As of June 30, 2014, the weighted average interest rate on the fixed rate debt was 5.17% and the overall weighted average interest rate, including variable rate debt, was 3.95%.

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Dispositions and Acquisitions
During the quarter, the Company sold four properties for a total price of $42.1 million and recorded a net gain on sale of
$10.0 million. The dispositions included a single-user property leased to Disney in Celebration, Fla., for $25.7 million; Lake Park shopping center in Michigan City, Ind., for $3.9 million; Winfield Pointe Center, an unanchored neighborhood center in Winfield, Ill., for $2.5 million; and the Gateway Square shopping center in Hinsdale, Ill., for $10.0 million.

The Company is executing a capital recycling program whereby proceeds from the sale of non-core assets are used to acquire retail properties that further increase the value, diversification and growth potential of the portfolio.

Joint Venture Activity
In June the Company’s joint venture with PGGM purchased Newport Pavilion Phase 1 in Newport, Ky., a high-barrier-to-entry infill market in the Cincinnati metropolitan area, for $43.3 million in cash, subject to future earnout payments. Newport Pavilion Phase I encompasses 222,300 square feet including ground leases, which is 98% leased to Kroger Marketplace, Michaels, PetSmart, Ulta, Famous Footwear, and others. The center is shadow-anchored by a separately-owned 134,500‑square-foot Target store.

Distributions
In April, May, June and July of 2014, the Company paid a monthly cash dividend to Preferred Stockholders of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock. In addition, the Company declared a cash dividend of $0.169271 per share on the outstanding shares of its Preferred Stock, payable on
August 15, 2014, to Preferred Stockholders of record at the close of business on August 1, 2014.

In April, May, June and July of 2014, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. The Company also declared a cash distribution of $0.0475 per common share, payable on August 18, 2014, to common stockholders of record at the close of business on July 31, 2014.

Guidance
For fiscal year 2014, the Company continues to expect Recurring FFO per common share (basic and diluted) to range from $0.93 to $0.97. The Company's guidance incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 4%, and consolidated same-store financial occupancy at year-end 2014 to range from 91% to 92%.

Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for the quarter ended
June 30, 2014 on Thursday, August 7, 2014, at 2:00 p.m. CT (3:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-877-509-5836 for callers within the United States, 1‑855‑669‑9657 for callers dialing from Canada, or 1-412-902-4131 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on August 20, 2014. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10049413. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central United States. As of June 30, 2014, the Company owned interests in 135 investment properties, including 31 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company's supplemental financial information for the three months and six months ended June 30, 2014, is available at www.inlandrealestate.com.

Certain information in this supplemental information may constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as "seek," “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of

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anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2014, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(630) 218-7364 or (888) 331-4732
ir@inlandrealestate.com

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Consolidated Balance Sheets
(in thousands, except per share data)

	June 30, 2014	December 31, 2013
Assets:	(unaudited)
Investment properties:
Land	$391,999	387,010
Construction in progress	18,239	16,856
Building and improvements	1,124,305	1,130,004
Total investment properties	1,534,543	1,533,870
Less accumulated depreciation	329,637	327,684
Net investment properties	1,204,906	1,206,186
Cash and cash equivalents	27,188	11,258
Accounts receivable, net	41,934	37,155
Investment in and advances to unconsolidated joint ventures	142,625	119,476
Acquired lease intangibles, net	98,891	103,576
Deferred costs, net	18,321	19,638
Other assets	37,085	32,648
Total assets	$1,570,950	1,529,937

Liabilities:
Accounts payable and accrued expenses	$56,785	57,132
Acquired below market lease intangibles, net	41,780	43,191
Distributions payable	5,124	5,110
Mortgages payable	486,635	497,832
Unsecured credit facilities	375,000	325,000
Convertible notes	29,022	28,790
Other liabilities	25,561	17,413
Total liabilities	1,019,907	974,468

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 shares authorized; 4,400 8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding at June 30, 2014 and December 31, 2013, respectively	110,000	110,000
Common stock, $0.01 par value, 500,000 shares authorized; 100,022 and 99,721 Shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	1,000	997
Additional paid-in capital (net of offering costs of $74,915 and $74,749 at June 30, 2014 and December 31, 2013, respectively)	878,906	877,328
Accumulated distributions in excess of net income	(432,796)	(427,953)
Accumulated other comprehensive loss	(6,110)	(4,904)
Total stockholders’ equity	551,000	555,468

Noncontrolling interest	43	1
Total equity	551,043	555,469

Total liabilities and equity	$1,570,950	1,529,937

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Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Revenues:
Rental income	$34,914	28,836	70,212	55,314
Tenant recoveries	12,127	10,088	32,170	20,479
Other property income	459	419	965	855
Fee income from unconsolidated joint ventures	1,307	1,958	2,566	3,554
Total revenues	48,807	41,301	105,913	80,202

Expenses:
Property operating expenses	6,580	5,397	18,954	12,552
Real estate tax expense	9,558	8,004	19,639	14,794
Depreciation and amortization	17,817	13,963	36,931	25,988
Provision for asset impairment	222	369	222	369
General and administrative expenses	5,993	5,269	12,085	9,976
Total expenses	40,170	33,002	87,831	63,679

Operating income	8,637	8,299	18,082	16,523
Other income	666	451	768	1,198
Gain from settlement of receivables	—	3,095	—	3,095
Gain from change in control of investment properties	—	95,378	—	95,378
Gain on sale of investment properties, net	9,978	—	22,828	1,440
Gain on sale of joint venture interest	6	393	114	734
Interest expense	(8,900)	(8,278)	(17,890)	(16,263)
Income before income tax expense of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	10,387	99,338	23,902	102,105

Income tax expense of taxable REIT subsidiaries	(45)	(1,567)	(439)	(1,795)
Equity in earnings of unconsolidated joint ventures	2,263	2,172	4,057	3,512
Income from continuing operations	12,605	99,943	27,520	103,822

Income from discontinued operations	31	4,029	521	7,063
Net income	12,636	103,972	28,041	110,885

Less: Net (income) loss attributable to the noncontrolling interest	10	(2)	30	(14)
Net income attributable to Inland Real Estate Corporation	12,646	103,970	28,071	110,871

Dividends on preferred shares	(2,234)	(2,295)	(4,469)	(4,505)
Net income attributable to common stockholders	$10,412	101,675	23,602	106,366

Basic and diluted earnings attributable to common shares per weighted average common share:

Income from continuing operations	$0.10	1.05	0.23	1.09
Income from discontinued operations	—	0.04	0.01	0.08
Net income attributable to common stockholders per weighted average common share — basic	$0.10	1.10	0.24	1.17

Weighted average number of common shares outstanding — basic	99,455	92,803	99,433	91,149

Income from continuing operations	$0.10	1.05	0.23	1.09
Income from discontinued operations	—	0.04	0.01	0.08
Net income attributable to common stockholders per weighted average common share — diluted	$0.10	1.09	0.24	1.16

Weighted average number of common shares outstanding — diluted	99,817	93,042	99,780	91,384

Comprehensive income:
Net income attributable to common stockholders	$10,412	101,675	23,602	106,366
Unrealized loss on investment securities	—	(349)	—	(386)
Unrealized gain (loss) on derivative instruments	(706)	2,813	(1,206)	3,841
Comprehensive income	$9,706	104,139	22,396	109,821

Note: Basic and diluted Earnings Per Share may not foot due to rounding.

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Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT.  FFO provides a supplemental measure to compare our performance and operations to other REITs.  Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours.  As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest.  In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate.  Under U.S. GAAP, impairment charges reduce net income.  While impairment charges are added back in the calculation of FFO, we caution that because impairments to the value of any property are typically based on reductions in estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance that may be permanent.  We have adopted the NAREIT definition for computing FFO.  Recurring FFO includes adjustments to FFO for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations.  Management uses the calculation of FFO and Recurring FFO for several reasons.  Recurring FFO per weighted average common share outstanding is used in the employment agreements we have with our executives to determine a portion of incentive compensation payable to them.  Additionally, we use FFO and Recurring FFO to compare our performance to that of other REITs in our peer group.  The calculation of FFO and Recurring FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity.  Items that are capitalized do not impact FFO and Recurring FFO whereas items that are expensed reduce FFO and Recurring FFO.  Consequently, our presentation of FFO and Recurring FFO may not be comparable to other similarly titled measures presented by other REITs.  FFO and Recurring FFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.
.

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income attributable to common stockholders	$10,412	101,675	23,602	106,366
Gain on sale of investment properties	(9,978)	(565)	(23,321)	(4,743)
Gain from change in control of investment properties	—	(95,378)	—	(95,378)
Impairment of depreciable operating property	222	369	222	555
Equity in depreciation and amortization of unconsolidated joint ventures	4,420	5,235	8,612	11,090
Amortization on in-place lease intangibles	4,853	3,454	11,264	5,002
Amortization on leasing commissions	512	412	965	918
Depreciation, net of noncontrolling interest	12,452	10,728	24,702	21,326
Funds From Operations attributable to common stockholders	$22,893	25,930	46,046	45,136

Gain from settlement of receivables	—	(3,095)	—	(3,095)
Lease termination income	(10)	(3,300)	(14)	(3,301)
Lease termination income included in equity in earnings of unconsolidated joint ventures	—	(7)	(77)	(16)
Impairment loss, net of taxes:
Impairment of investment securities	—	—	—	98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	—	506
Recurring Funds From Operations attributable to common stockholders	$22,883	19,528	45,955	39,328

Net income attributable to common stockholders per weighted average common share — basic	$0.10	1.10	0.24	1.17

Net income attributable to common stockholders per weighted average common share — diluted	$0.10	1.09	0.24	1.16

Funds From Operations attributable to common stockholders, per weighted average common share — basic	$0.23	0.28	0.46	0.50
Funds From Operations attributable to common stockholders, per weighted average common share — diluted	$0.23	0.28	0.46	0.49

Recurring Funds From Operations attributable to common stockholders, per weighted average common share — basic and diluted	$0.23	0.21	0.46	0.43

Weighted average number of common shares outstanding — basic	99,455	92,803	99,433	91,149
Weighted average number of common shares outstanding — diluted	99,817	93,042	99,780	91,384

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Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. Recurring EBITDA includes adjustments to EBITDA for the impact of least termination income and non-cash impairment charges in comparable periods in order to present the performance of our core portfolio operations.

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013
Net income attributable to Inland Real Estate Corporation	$12,646	103,970	28,071	110,871
Gain on sale of investment properties	(9,978)	(565)	(23,321)	(4,743)
Gain from change in control of investment properties	—	(95,378)	—	(95,378)
Income tax expense of taxable REIT subsidiaries	45	1,567	439	1,795
Interest expense	8,900	8,279	17,890	16,263
Interest expense associated with discontinued operations	—	179	—	373
Interest expense associated with unconsolidated joint ventures	1,977	2,756	3,967	5,735
Depreciation and amortization	17,817	13,963	36,931	25,996
Depreciation and amortization associated with discontinued operations	—	668	—	1,313
Depreciation and amortization associated with unconsolidated joint ventures	4,420	5,235	8,612	11,090
EBITDA	35,827	40,674	72,589	73,315

Gain from settlement of receivables	—	(3,095)	—	(3,095)
Lease termination income	(10)	(3,300)	(14)	(3,301)
Lease termination income included in equity in earnings of unconsolidated joint ventures	—	(7)	(77)	(16)
Impairment loss, net of taxes:
Impairment of depreciable operating property	222	369	222	555
Impairment of investment securities	—	—	—	98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	—	506
Recurring EBITDA	$36,039	34,641	72,720	68,062

Total Interest Expense	$10,877	11,214	21,857	22,371

EBITDA: Interest Expense Coverage Ratio	3.3 x	3.6 x	3.3 x	3.3 x

Recurring EBITDA: Interest Expense Coverage Ratio	3.3 x	3.1 x	3.3 x	3.0 x

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Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

The following schedule presents same store net operating income, for our consolidated portfolio, which is the net operating income of properties owned in both the three and six months ended June 30, 2014 and 2013, along with other investment properties' net operating income. Same store net operating income is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, lease termination income, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three and six months ended June 30, 2014 and 2013. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income (loss) attributable to common stockholders.

	Three months ended June 30,			Six months ended June 30,
Consolidated	2014	2013	% Change	2014	2013	% Change
Rental income and tenant recoveries:
"Same store" investment properties, 81 properties
Rental income	$22,593	22,163	1.9%	44,834	44,325	1.1%
Tenant recovery income	7,387	7,465	-1.0%	19,078	16,354	16.7%
Other property income	274	284	-3.5%	649	656	-1.1%
"Other investment properties”
Rental income	12,144	6,458		24,541	11,011
Tenant recovery income	4,740	2,623		13,092	4,125
Other property income	175	135		302	198
Total property income	$47,313	39,128		102,496	76,669

Property operating expenses:
"Same store" investment properties, 81 properties
Property operating expenses	$3,767	3,687	2.2%	11,514	9,184	25.4%
Real estate tax expense	5,742	5,536	3.7%	11,727	11,293	3.8%
"Other investment properties"
Property operating expenses	2,300	1,084		6,736	2,054
Real estate tax expense	3,816	2,468		7,912	3,501
Total property operating expenses	$15,625	12,775		37,889	26,032

Property net operating income
"Same store" investment properties	20,745	20,689	0.3%	41,320	40,858	1.1%
"Other investment properties"	10,943	5,664		23,287	9,779
Total property net operating income	$31,688	26,353		64,607	50,637

Other income:
Straight-line rents	$275	270		1,010	381
Amortization of lease intangibles	(98)	(55)		(173)	(403)
Lease termination income	10	—		14	1
Other income	666	451		768	1,198
Fee income from unconsolidated joint ventures	1,307	1,958		2,566	3,554
Gain from settlement of receivables	—	3,095		—	3,095
Gain from change in control of investment properties	—	95,378		—	95,378
Gain on sale of investment properties, net	9,978	—		22,828	1,440
Gain on sale of joint venture interest	6	393		114	734

Equity in earnings of unconsolidated joint ventures	2,263	2,172		4,057	3,512

Other expenses:
Income tax expense of taxable REIT subsidiaries	(45)	(1,567)		(439)	(1,795)
Bad debt expense	(513)	(626)		(704)	(1,314)
Depreciation and amortization	(17,817)	(13,963)		(36,931)	(25,988)
General and administrative expenses	(5,993)	(5,269)		(12,085)	(9,976)
Interest expense	(8,900)	(8,278)		(17,890)	(16,263)
Provision for asset impairment	(222)	(369)		(222)	(369)

Income from continuing operations	12,605	99,943		27,520	103,822
Income from discontinued operations	31	4,029		521	7,063
Net income	12,636	103,972		28,041	110,885

Less: Net (income) loss attributable to the noncontrolling interest	10	(2)		30	(14)
Net income attributable to Inland Real Estate Corporation	12,646	103,970		28,071	110,871

Dividends on preferred shares	(2,234)	(2,295)		(4,469)	(4,505)

Net income attributable to common stockholders	$10,412	101,675		23,602	106,366

10

Pro Rata Consolidated Information (unaudited)
(in thousands, except per share data)

These schedules present certain Non-GAAP pro-rata consolidated information as of and for the three and six months ended June 30, 2014. These schedules are considered Non-GAAP because they include financial information related to consolidated joint ventures with an adjustment for the portion related to noncontrolling interests and unconsolidated joint ventures accounted for under the equity method of accounting. The Company provides the pro rata amounts of all properties owned through joint ventures to better compare our overall performance and operating metrics to those of other REITs in our peer group. The Company believes this Non-GAAP information provides supplementary information that is both useful to and has been requested by investors and analysts. Investors should not consider Non-GAAP information as a substitute for, or as superior to, U.S. GAAP information. Rather, Non-GAAP information may provide useful information in addition to information presented in accordance with U.S. GAAP.

Reconciliation of GAAP Reported to Selected Non-GAAP Pro Rata Consolidated Information

	At June 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,204,906	—	330,819	2,062	9,521	1,547,308
Total assets	1,570,950	(3,098)	250,193	2,457	2,113	1,822,615
Mortgages payable	486,635	—	164,957	—	—	651,592
Total liabilities	1,019,907	50	193,564	1,608	1,624	1,216,753

	For the three months ended June 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$48,807	—	11,175	—	122	60,104
Total expenses	40,170	(10)	7,415	(1)	58	47,632
Operating income	8,637	10	3,760	1	64	12,472

	For the six months ended June 30, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$105,913	—	24,217	—	180	130,310
Total expenses	87,831	(30)	17,133	1	93	105,028
Operating income (loss)	18,082	30	7,084	(1)	87	25,282

11